SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 22, 2006

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

     As previously reported, on June 1, 2005, Federated Department Stores, Inc. and certain of its subsidiaries (collectively, "Federated") entered into a Purchase, Sale and Servicing Transfer Agreement (the "Purchase Agreement") with Citibank, N.A. (together with its subsidiaries, as applicable, "Citibank"). The Purchase Agreement provided, on the terms and subject to the conditions set forth therein, for, among other things, the purchase by Citibank of the credit card accounts and related receivables and other related assets of The May Department Stores Company (the "May Credit Assets").

     As previously reported, in connection with the Purchase Agreement, Federated and Citibank entered into a long-term marketing and servicing alliance pursuant to the terms of a Credit Card Program Agreement (the "Program Agreement') with an initial term of 10 years commencing upon the final closing under the Purchase Agreement and, unless terminated by either party as of the expiration of the initial term, an additional renewal term of three years. The Program Agreement provides, on the terms and subject to the conditions set forth therein, for, among other things, (i) the ownership by Citibank of the accounts purchased by Citibank pursuant to the Purchase Agreement, (ii) the ownership by Citibank of new accounts opened by Federated's customers, (iii) the provision of credit by Citibank to the holders of the credit cards associated with the foregoing accounts, (iv) the servicing of the foregoing accounts, and (v) the allocation between Citibank and Federated of the economic benefits and burdens associated with the foregoing and other aspects of the alliance.

     On May 22, 2006, Federated and Citibank entered into a Fourth Amendment to Purchase, Sale and Servicing Transfer Agreement (the "Fourth Amendment") to amend the Purchase Agreement, among other things, to provide for the sale of the May Credit Assets to Citibank in two transactions.

     On May 22, 2006, Federated and Citibank entered in a Second Amendment to the Credit Card Program Agreement (the "Second Amendment") to amend the Program Agreement, among other things, to reflect and accommodate the sale to Citibank of the May Credit Assets in two transactions.

     On May 22, 2006, Federated completed the sale of a potion of the May Credit Assets to Citibank in the first of the two contemplated transactions for a cash purchase price of approximately $803 million.

A copy of the Fourth Amendment and Second Amendment are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

     The press release issued by Federated on May 22, 2006 with respect to the completion of the sale of a portion of the May Credit Assets is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing description of the Fourth Amendment and Second Amendment and the transactions contemplated thereby are qualified in their entirety by reference to the full text of such document.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.01.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

		10.1	Fourth Amendment to Purchase, Sale and Servicing Transfer Agreement, dated May 22, 2006, between Federated and Citibank

10.2

Second Amendment to the Credit Card Program Agreement, dated May 22, 2006, between Federated, FDS Bank, FACS Group, Inc., Macy's Department Stores, Inc., Bloomingdale's, Inc. and Department Stores National Bank and Citibank

		99.1	Press Release, dated May 22, 2006

FEDERATED DEPARTMENT STORES, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: May 24, 2006	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary